UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/17/2010

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On March 22, 2010, Piedmont Office Realty Trust, Inc. (the "Registrant") mailed the letter to stockholders attached as Exhibit 99.1 to this current report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

The Registrant entered into an Underwriting Agreement dated February 9, 2010 (the "Underwriting Agreement") among the Registrant and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (the "Underwriters"), providing for, among other things, the issuance and sale by the Registrant of 12,000,000 shares of the Registrant's Class A common stock plus the grant of an over-allotment option to the Underwriters to purchase up to 1,800,000 additional shares. The offering of 12,000,000 shares was completed on February 16, 2010. On March 17, 2010, the sale of the full over-allotment option of 1,800,000 shares of the Registrant's Class A common stock was completed, resulting in net proceeds to the Registrant of approximately $23.7 million.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit:

Exhibit No.       Description

   99.1                  Letter to Stockholders mailed March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: March 22, 2010	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Letter to Stockholders mailed March 22, 2010